Exhibit 10.4

ANTIGENICS, INC.

Amendment of Rights with respect to Events of Default and Issuance of Other Securities

RECITALS

WHEREAS, reference is made to the Senior Secured Convertible Notes issued on October 30, 2006 (together with any senior secured convertible notes issued in replacement or exchange thereof in accordance with the terms thereof and any senior secured convertible notes issued to pay interest, the “2006 Notes” and each a “2006 Note”), by Antigenics, Inc., a Delaware corporation (the “Company”) to Ingalls & Snyder Value Partners L.P. (“Ingalls”) and Penrith LTD (“Penrith”, and together with Ingalls, the “Investors”);

WHEREAS, pursuant to the Indenture, dated January 25, 2005, between the Company and HSBC Bank USA, National Association, the Company issued $50.0 million of 5.25% Convertible Senior Notes due 2025 (the “2005 Notes”) in a private placement;

WHEREAS, the Company desires, at any time and from time to time, to redeem and repurchase up to $15,000,000 in aggregate principal amount of 2005 Notes, along with accrued but unpaid interest, for cash, from certain holders thereof (the “2005 Notes Redemption”);

WHEREAS, pursuant to Section 4(a)(ii) of the 2006 Notes, the 2005 Notes Redemption will constitute an Event of Default (as defined in the 2006 Notes);

WHEREAS, pursuant to Section 4(b) of the 2006 Notes, the Investors will have certain redemption rights upon the occurrence of the Event of Default that results from the 2005 Notes Redemption (the “Event of Default Rights”);

WHEREAS, at any time and from time to time, the Company may issue and sell shares of Company Common Stock (as defined in the 2006 Notes), Convertible Securities (as defined in the 2006 Notes), Options (as defined in the 2006 Notes) or any combination thereof (collectively, the “New Securities”) through a public offering or a private placement (each a “Replenishment Offering”);

WHEREAS, pursuant to Section 7(a) of the 2006 Notes, the Investors may have certain anti-dilutive rights upon the Company’s issuance and sale of New Securities through a Replenishment Offering (the “Anti-Dilutive Rights”) if the Replenishment Offering constitutes a Dilutive Issuance (as defined in the 2006 Notes);

WHEREAS, the undersigned parties desire to permit the 2005 Notes Redemption subject to the terms and conditions set forth herein without triggering the Event of Default Rights;

WHEREAS, the undersigned parties desire to permit each Replenishment Offering subject to the terms and conditions set forth herein without triggering the Anti-Dilutive Rights;

WHEREAS, pursuant to Section 15 of the 2006 Notes, the terms of the 2006 Notes may be changed or amended by either (i) the affirmative vote at a meeting duly called for such purpose or (ii) the written consent without a meeting, of the holders of 2006 Notes representing at least a majority of the aggregate principal amount of the 2006 Notes then outstanding; and

WHEREAS, Ingalls holds 2006 Notes representing 80% of the aggregate principal amount of the 2006 Notes outstanding;

NOW, THEREFORE, in consideration of the promises and agreements set forth in this Amendment of Rights with respect to Events of Default and Issuance of Other Securities (this “Amendment”), the undersigned agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the 2006 Notes.

2.	Amendment.

a.	The parties hereto hereby amend the Event of Default Rights by excluding the 2005 Note Redemption from the definition of an Event of Default in Section 4(a)(ii) of the 2006 Notes, subject to the condition that, in connection with the 2005 Note Redemption, redemptions or repurchases by the Company of 2005 Notes be at a purchase price that does not exceed the sum of (i) twenty-five percent (25%) of the outstanding principal of such notes plus (ii) the accrued but unpaid interest on such notes.

b.	The parties hereto hereby amend Section 7(a) of the 2006 Notes by excluding each Replenishment Offering from the definition of a Dilutive Issuance, subject to the following conditions:

i.	If the New Issuance Price for such Replenishment Offering is less than $1.00 per share, then (a) immediately after such Replenishment Offering, the Fixed Conversion Price then in effect shall be reduced in the amount of the difference between $1.00 per share and the New Issuance Price, and (b) for purposes of determining the adjusted Fixed Conversion Price, Section 7(a)(i)-(iv) of the 2006 Notes shall apply and “Applicable Price” shall mean $1.00 per share with respect to such Replenishment Offering.

ii.	This section 2.b shall apply to up to an aggregate number of shares of Company Common Stock (a) issued and sold through all Replenishment Offerings and (b) available for issuance under Options and/or Convertible Securities sold through all Replenishment Offerings, equal to ten percent (10%) of the total number of shares of Company Common Stock issued and outstanding on the Business Day immediately preceding the consummation of the Replenishment Offering in question.

iii.	The aggregate dollar amount raised in the Replenishment Offerings is not to exceed the aggregate dollar amount (excluding accrued but unpaid interest) expended by the Company on any 2005 Note Redemptions.

3.	Miscellaneous. Other than as specifically set forth herein, this Amendment shall not be construed as a consent to any future action or an amendment of any right or remedy on any future occasion. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of November     11    , 2008.

ANTIGENICS, INC.

By:	/s/ Garo H. Armen
Name:	Garo H. Armen, Ph.D.
Title:	Chairman & CEO

INGALLS & SNYDER VALUE PARTNERS L.P.

By:	/s/ Thomas O. Boucher
Name:	Thomas O. Boucher
Title:	General Partner